Exhibit 10.3
Consultant Agreement between National Beauty Corp. and Ballantyne Capital Group, LLC
                          BALLANTYNE CAPITAL GROUP, LLC

                            www.ballantynecapital.com
                            -------------------------


                            Consulting Agreement For:

                              National Beauty Corp

                              CONSULTANT AGREEMENT
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Agreement made this 1st day of September or upon SB-2 effective date, 2002, between National Beauty Corp at 4818 West Commercial Blvd, Ft Lauderdale, FL 33319 (hereinafter referred to as "Corporation"), and Ballantyne Capital Group, LLC at 15800 John J Delaney Drive, Suite 325, Charlotte, NC 28277(hereinafter referred to as "Consultant).
In consideration of the mutual promises contained in this Agreement, the contracting parties agree as follows:
                                    RECITALS:
The Corporation desires to engage the services of the Consultant to act as special corporate development counsel for the Corporation and to perform consulting services regarding all phases of the Corporation's "Public Relations" in the area of investor relations and broker/dealer relations as such may pertain to the operation of the Corporation's business.
The Consultant desires to consult with the Board of Directors, the Officers of the Corporation, and certain administrative staff members of the Corporation, and to undertake for the Corporation consultation as to the company's public relations activities involving corporate relations and relationships with various broker/dealers involved in the regulated securities industry.
                                    AGREEMENT
                                      TERM
     1. The respective duties and obligations of the contracting parties shall be for a period of SIX (6) months commencing on the date first appearing above. This Agreement maybe terminated by either parties only in accordance with the terms and conditions set forth in Paragraph 7, below.
                         SERVICES PROVIDED BY CONSULTANT
     2. Consultant will provide consulting services in connection with the Corporation "public relations" dealings with NASD broker/dealers and the investing public. (At no time shall the Consultant provide services which would require Consultant to be registered and licensed with any federal or state regulatory body or self-regulating agency.) During the term of this Agreement, Consultant will provide those services customarily provided for a public relations firm to a Corporation, including but not necessarily limited to the following
(a) Aiding a Corporation in developing a marketing plan directed at informing the public as to the business of the Corporation; and
(b) Providing assistance and expertise in devising an advertising campaign in conjunction with the marketing campaign as act forth in (a) above; and
(c) Advise the Corporation in dealing with institutional investors as it pertains to the Company's offerings of its securities; an
(d)     Aid and assist the Corporation in developing an (investor friendly) "web site"
(e) Aid and consult the Corporation in the preparation and dissemination of all "due diligence" packages requested by and furnished to NASD registered broker/dealers and/or other institutional and/or fund managers requesting such information from the Corporation; and
                                  COMPENSATION
     3. In consideration for the services provided by Consultants to Corporation, the Corporation shall pay or cause to be delivered to the Consultants of Ballantyne Capital and/or consultants acting on the behalf of BCG as independent consultants, on the execution of this Agreement, or as otherwise provided, the following:
(a) 1,000,000 shares will be delivered to Ballantyne Capital Group LLC & Associates upon successful registration of SB-2.
                                   COMPLIANCE
     4. In the event the shares of the Corporation an: not presently trading on any recognized market, the said shares delivered by Corporation to Consultant will, at that particular time, be "free trading," or, if a registration is contemplated, the shares shall have "piggy back" registration rights and will, at the expense of the Corporation, be included in said registration.
                         REPRESENTATIONS OF CORPORATION
5. (a). The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant that all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. The Corporation acknowledges that the information it delivers to the Consultant will be used by the Consultant in preparing materials regarding the Company's business, including but not necessarily limited to, its financial condition, for dissemination to the public. Therefore, in accordance with Paragraph 6, below, the Corporation shall hold harmless the Consultant from any and all errors, omissions, misstatements, negligent or intentional misrepresentations, in connection with all information furnished by Corporation to Consultant, in accordance with and pursuant to the terms and conditions of this Agreement for whatever purpose or purposes the Consultant sees fit to use said information. The Corporation further represents and warrants that as to all matters set forth within this Agreement, the Corporation has had independent legal counsel and will continue to maintain independent legal counsel to advise the Corporation of all matters concerning, but not necessarily limited to, corporate law, corporate relations, investor relations, all manners concerning and in connection with the Company's activities regarding the Securities Act of 1933 and 1934, and state Blue Sky laws.
     (b). In addition to the representations and. warranties set forth above, the Corporation further warrants to the Consultant that the share makeup of the Corporation is as follows:
Post Merger:
1.     Authorized: shares.
2.     Issued: shares.
3.     Outstanding: shares.
4.     Free trading (float): shares.
                                LIMITED LIABILITY
     6. With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Corporation, or to anyone who may claim any right due to any relationship with the Corporation, or any acts or omissions in the performance of services on the part of the Consultant, or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence.
                                   TERMINATION
     7. This Agreement may be terminated by either party upon the giving of not less than sixty (60) days written notice, delivered to the parties at such address or addresses as set forth in paragraph 8, below. In the event the Corporation terminates this Agreement, all compensation paid by Corporation to the Consultant shall be deemed earned. In the event Consultant terminates this Agreement, a portion of the compensation paid by Corporation to Consultant shall be "back-charged" to Consultant, and payable to the Corporation as follows:
     (a) In the event the Agreement is terminated by the Consultant in months 1 through 6, Consultant shall repay to Corporation two thirds (2/3rds) of the fees paid pursuant to Paragraph 3 above.
(b) In the event the Consultant terminates this Agreement during months 7 through 10, the Corporation shall be entitled to a return of fifty percent (50%) of the fees paid in accordance with Paragraph 3 above; thereafter, all fees paid shall be deemed earned.
(c) In the event of a termination by either party, any repayment of funds or stock due from Consultant to Corporation maybe paid either in cash or the equivalent number of shares of the Corporation received by Consultant from the Corporation in accordance with Paragraph 3 above, payable at the option of the Consultant. The valuation of said shares for purposes of repayment of shares, shall be the bid price of said shares as of the date shares are tendered back to the Corporation. If there is no bid price, then the price shall be agreed to, by separate writing, to be determined by the parties upon the execution of this agreement.
                                     NOTICES
     8. Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:
As to Consultant:
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Ballantyne Capital Group LLC
15800 John J Delaney Drive Ste 325
Charlotte, NC 28277
As to Corporation:
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National Beauty Corp
4818 West Commercial Blvd
Ft. Lauderdale. FL 33319
                                 ATTORNEYS' FEES
     9. In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorneys' fees, expenses and suit costs, including those associated within the appellate or post judgment collection proceedings.
                                   ARBITRATION
     10. In connection with any controversy or claim arising out of or relating to this Agreement, the parties hereto agree that such controversy shall be submitted to arbitration, in conformity with the Federal Arbitration Act (Section 9 U.S. Code Section 901 et seq), and shall be conducted in accordance with the Rules of the American Arbitration Association. Any judgment rendered as a result of the arbitration of any dispute herein, shall upon being rendered by the arbitrators be submitted to a Court of competent jurisdiction within the State of North Carolina or in any state where a party to this action maintains its principal business or is a Corporation incorporated in said state.
                                  GOVERNING LAW
     11. This Agreement shall be construed under and in accordance with the laws of the State of North Carolina, and all obligations of the parties created under it are performed in Charlotte, North Carolina. Further, in any controversy arising out of this Agreement, wherein arbitration is elected, the venue for said arbitration shall be in Mecklenburg County, North Carolina, and all parties hereby consent to that venue as the proper jurisdiction for said proceedings provided herein.
                                  PARTIES BOUND
     12. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective heirs, executors, administrations, legal representatives, successors, and assigns when permitted by this Agreement.
                               LEGAL CONSTRUCTION
     13. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.
                           PRIOR AGREEMENTS SUPERSEDED
     14. This Agreement constitutes the sole and only Agreement of the contracting parties and supersedes any prior understandings or written or oral agreements between the respective parties. Further, this Agreement may only be modified or changed by written agreement signed by all parties hereto.
                  MULTIPLE COPIES OR COUNTERPARTS OF AGREEMENT
     15. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts taken together shall have the effect of a fully executed original. Further, this Agreement may be signed by the parties and copies hereof delivered to each party by way of facsimile transmission, and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.
                                    HEADINGS
     16. Headings used throughout this Agreement are for reference and convenience, and in no way define, limit or describe the scope or intent of this Agreement or effect its provisions.
IN WITNESS WHEREOF, the parties have set their hands and seal as of the date written above.
National Beauty Corp.
BY:/s/Edward Roth
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     President
Ballantyne Capital Group, LLC
BY:/s/David Wood
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     President